2015 Financial Goals

- **Grow commercial loan balances**
  - Expand existing client relationships
  - Generate new high quality local clients
  - Continue to utilize SBA and USDA loan programs
- **Expand mortgage lending activities**
  - Secondary Market – Freddie Mac and Federal Home Loan Bank
  - Portfolio Loans and Home Equity Loans
  - VA, Rural Development and Jumbo loan referral program
- **Grow core deposit balances**
  - Consumers
  - Businesses
  - Public Funds

EDGEWATER
BANCORP, INC.

2015 Financial Goals

- **Expand fee-based services**
  - Credit Cards
  - Merchant Processing
  - Edgewater Investments
- **Monitor and manage non-interest expenses**
  - Continue to reduce debt collection expenses
  - Continue to reduce Legal & Professional expenses
  - Eliminate defined benefit expenses, when prudent
- **Enhance Shareholder Value**
  - Generate consistent and sustainable net earnings
  - Focus on increases in stock value

EDGEWATER
BANCORP, INC.